UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 16, 2008

Gehl Company
(Exact name of registrant as specified in its charter)

Wisconsin	01-33504	39-0300430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

        143 Water Street, West Bend, Wisconsin 53095

(Address of principal executive offices, including zip code)

        (262) 334-9461

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 16, 2008, a purported shareholder of Gehl Company (the “Company”) filed a complaint (the “Complaint”) seeking certification of a class action lawsuit in the Circuit Court in and for Washington County, Wisconsin docketed as Chuck Kandel v. William D. Gehl, et al., Case No. 2008-CV-000990 (the “Action”). The lawsuit named each of the Company’s directors, the Company, Manitou BF S.A., a French limited company (Société Anonyme), and Tenedor Corporation, a Wisconsin corporation, as defendants. The lawsuit alleges, among other things, that the Company’s directors breached their fiduciary duties to the Company’s shareholders by making materially inadequate disclosures and material omissions from those disclosures with respect to the Offer and that all defendants further conspired and aided and abetted each other in the commission of the alleged breaches of fiduciary duty. The plaintiff is seeking relief that includes, among other things, preliminary and permanent injunctions prohibiting consummation of the Offer, rescission or recessionary damages if the Offer is consummated prior to the entry of the court’s final judgment, unspecified damages and payment of the plaintiff’s costs and expenses.

The Company believes the Action to be without merit and the Company intends to vigorously contest all allegations set forth in the Complaint. There can be no assurance, however, with regard to the outcome of the Action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2008

GEHL COMPANY

By:	/s/ Michael J. Mulcahy
Michael J. Mulcahy
Vice President, Secretary and General Counsel